UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 18, 2011

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
       FR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Home Federal Bancorp, Inc. (“Company”), the holding company for Home Federal Bank, held its Annual Meeting of Stockholders on Tuesday, January 18, 2011, in Meridian, Idaho.  The results of the vote for the two items presented at the meeting were as follows:

1.	Election of Directors:
Stockholders elected the following nominees to the Board of Directors for a three-year term ending in 2014 by the following vote:

	For		Against		Broker Non-Votes
	Number of Votes	Percentage of shares voted	Number of Votes	Percentage of shares voted	Number of Votes	Percentage of shares voted
N. Charles Hedemark	12,214,709	99.1%	115,737	0.9%	3,661,225	N/A
Len E. Williams	12,214,467	99.1%	115,979	0.9%	3,661,225	N/A

The following directors, who were not up for re-election at the Annual Meeting of Stockholders, will continue to serve as directors: Daniel L. Stevens, Richard J. Navarro, Brad J. Little, James R. Stamey and Robert A. Tinstman.

2.	Ratification of Appointment of Independent Auditor:
Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent auditor for the fiscal year ending September 30, 2011, by the following vote:

	Number of Votes	Percentage of shares voted
For	15,690,964	98.1%
Against	254,821	1.6%
Abstain	45,886	0.3%

The Company posted its annual meeting presentation on the Company’s website, www.myhomefed.com/ir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: January 25, 2011	By: /s/ Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial
Officer